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                                                                   EXHIBIT 10.41

                                                                  EXECUTION COPY

                         VALOR TELECOMMUNICATIONS, LLC
                         201 E. JOHN CARPENTER FREEWAY
                                   SUITE 200
                                IRVING, TX 75062

                                 April 9, 2004

Kenneth R. Cole
Vice-Chairman
Valor Telecommunications, LLC
201 E. John Carpenter Freeway
Suite 200
Irving, TX 75062

Dear Ken:

      Reference is made to the Consulting Agreement, dated as of April 9, 2004 (the "Effective Date"), between you ("you" or the "Consultant") and Valor Telecommunications, LLC, a Delaware limited liability company ("VTC").

      VTC agrees to pay you, as promptly as possible after the Effective Date and upon receipt of necessary funds, a one time cash payment equal to $5 million. VTC further agrees to use best efforts to obtain such funds by April 15, 2004.

      As you know, VTC is currently evaluating the feasibility of an initial public offering (the "IPO") of income deposit securities ("IDS Units") by a newly formed direct or indirect parent of VTC ("Newco"). All of your unvested common and preferred equity interests in Valor Management Holding Company, LLC ("Valor Management") and any unvested options that you hold at Valor Telecommunications Southwest, LLC shall vest immediately prior to the IPO and all of your equity interests shall be exchanged at the time of the IPO for IDS Units, at the IPO IDS valuation. In addition, if the IPO is consummated within twelve (12) months of the Effective Date, VTC agrees to pay you an additional one-time cash payment equal to $1.5 million.

      Upon consummation of the IPO, the Consultant agrees to the assignment by VTC of the Consulting Agreement and all of its rights and obligations thereunder to Newco. In addition, the Consultant and VTC agree that the Consulting Agreement shall be automatically amended upon consummation of the IPO without any further action by any of the parties as follows:

      1. All references to the "Company" in the Consulting Agreement (other than references in the recitals) shall mean Newco. References to the "Company" in the recitals shall mean VTC; and

      2. The first sentence of Section 3(a) of the Consulting Agreement shall be deleted in its entirety and replaced with the following sentence:

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            During the Engagement Term, the Consultant shall be nominated by the
            Company for election to its Board of Directors and, if elected, shall serve as the Vice Chairman of the Board of Directors.

      The Consultant and VTC agree to take all further action as may be reasonably requested by the other party to implement the provisions of this letter agreement and that VTC's obligations hereunder shall not be contingent upon the Consultant's continued engagement by VTC under the Consulting Agreement..

      This letter agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this letter agreement and that any party hereto will have the right to injunctive relief or specific performance, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this letter agreement. This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                                   * * * * *

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      Kindly sign your name at the end of this letter to signify your acknowledgment and agreement of the above.

                                          Very truly yours,

                                          VALOR TELECOMMUNICATIONS, LLC

                                          By:  /s/ Anthony F. Denicola
                                               ---------------------------------
                                          Its: Director and Authorized Signatory


Acknowledged and Agreed as of
the date first written above

/s/ Kenneth R. Cole
---------------------------------
Kenneth R. Cole

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